UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 4, 2018)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

The Company previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 12, 2018, and a Current Report on Form 8-K filed with the SEC on May 3, 2018, the closing of three (3) tranches of funding related to a private placement of up to $2,500,000 in principal amount of 10% Unsecured Promissory Notes (the “Notes”) and common stock purchase warrants (the “Warrants”) to purchase up to 12,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Subscription Agreement by and among the Company and each prospective investor. On May 4, 2018, the Company closed another tranche with the two (2) institutional investors from the first (1st) tranche, Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I, with respect to Notes with an aggregate principal amount of $1,000,000 and Warrants to purchase an aggregate of 5,000,000 shares of Common Stock. Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I are under the management of Wynnefield Capital, Inc (“Wynnefield Capital”), an affiliate of the Company. The Company’s Chairman of the Board, Dwight Mamanteo, is a portfolio manager of Wynnefield Capital.

The sale and the issuance of the Notes and Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor is acquiring the Notes and Warrants for its own account for investment and not for the account of any other person and not with a view to or for distribution or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the Notes and Warrants unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Notes and Warrants, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor is able to bear the economic risk of an investment in the Notes and Warrants and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Notes and Warrants issued in reliance upon Regulation D.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

GlyEco, Inc.

By:	/s/ Ian Rhodes
Name:	Ian Rhodes
Title:	Chief Executive Officer